EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-151802) of Unilever N.V. of our report dated June 15, 2011 relating to the financial statements of the Savings Plan for Union Employees of Unilever, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

June 15, 2011